Exhibit 10.26

*** Portions of this exhibit have been omitted in accordance with Item 601(b)(2) or 601(b)(10) of Regulation S-K. The omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

ALLSPARK USAGE AGREEMENT

This Allspark Usage Agreement (“Agreement”), is entered into as of 1st day of January, 2020 (the “Effective Date”) between Near Pte. Ltd., having its office address at 3 Temasek Avenue, Level 18-01, Centennial Tower, Singapore 039190 (“Company” or “Near”) and MobileFuse, LLC, including itself and all its affiliates, having its office address at 25 East 21st Street, 10th Floor, New York, NY 10010 (“Customer”) and shall be governed by the terms available at www.near.co/terms (“Terms of Use”). This Agreement and the Terms of Use are together referred to as “T&C’s” and supercedes all previous agreements entered in-between the parties.

The T&C’s set forth the terms of use of Allspark (defined below) and *** (defined below). By executing this Agreement, Customer represents that its authorised signatory has the authority to bind the Customer to the T&C’s. The Customer’s access to and use of Allspark and *** constitutes the Customer’s irrevocable acceptance to the T&C’s, which establishes a contractual relationship between the Company and the Customer. The T&C’s expressly supersede any oral or written prior agreements or arrangements between the Company and the Customer.

1.	***

The *** agrees to appoint the *** as the *** for *** advertising products, including but not limited to advertising use cases of Allspark, *** and *** in the territory of ***. *** acknowledges that the *** will be restricted to *** and no other use-case of *** product. As part of this *** arrangement, the *** agrees to share with the *** a minimum level of *** through the use of *** until the expiry of the later of (i) twelve (12) months from the Go-Live Date (as defined in Exhibit B) or (ii) June 30, 2021 (“***”), subject to the terms agreed under Exhibit A (Fees) and Exhibit B (Product Features).

2.	REVIEW AND IMPROVEMENT

During the Term, the Company agrees to constantly review and improve its product to ensure it remains competitive and viable in terms of price point and innovation for the marketplace. For example, should a ***, such as ***, provide a product which significantly reduces the rates in market and competes directly with the Allspark platform, then the Customer has the right to renegotiate the fees in Exhibit A.

3.	DEFINITIONS

“Allspark” means a mobile-first audience cloud powered, proprietary data management and analytics platform that allows its customers to leverage multiple streams of data (including location, behavioral, demographic, interest and third party data) by permitting them to curate audience, target audience in real-time, in and around hand-picked locations, track exposure to store visits and attribution for conversion tracking and provides real-time insights and heat maps of curated and standard off-the-shelf audience.

“AudienceCard” means selection of different segments of the Company Data, by the Customer, to build an audience segment in Allspark.

“Customer” means the customer defined above and includes its assignees, affiliates, agents, successors and legal representatives.

“Company Data” means the aggregated and analyzed data, derived as an output from Allspark, specifically for the Customer. The Company Data includes aggregated and analyzed consumer locations without use of GPS along with user behavior and context to build audiences/segments.

“***” means Near’s attribution and measurement platform.

“DMP” means a Data Management Platform, which is a platform used to store and analyse Device IDs or other hashed Device IDs or cookies or some kind of identifiers, to allow the clients to better understand the data. DMP platform is usually connected and interacts with DSP.

“DSP” means a Demand Side Platform, which is a programmatic platform used to define buying criteria and which facilities the serving of digital advertising onto publisher and mobile sites, apps.

“***” means Near’s in-house DSP.

“Marketing Material(s)” means creative, artwork, copy, or active URLs of advertisement provided or approved by the Customer to the Company for providing marketing solution.

“Places” means place segments used in building a custom AudienceCard in Allspark.

“Services” means providing access to Allspark for (i) creating AudienceCard and (ii) running queries and displaying Marketing Materials through ***. A detailed description of the Services and the agreed SLAs have been included under Addendum 1 of this Agreement.

“***” means the platform that interfaces with the Publisher Platform to enable the Company to serve/display Marketing Materials on the Publisher Platform.

“***” means *** and its *** and ***.

(Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Terms of Use)

4.	USAGE AND RESTRICTIONS

Subject to compliance with the T&C’s and payment of applicable fees by Customer, the Company hereby grants the Customer a license to use the Allspark and *** for the Services described herein (the “License”) on the following terms: (a) the License is for the terms specified in this Agreement and for duration of the Term only; (b) the License is *** for the *** in accordance with the *** set out in Section 1 of this Agreement; (c) the License is non-revocable except as otherwise provided in Section 4 of this Agreement or the provisions of the Terms of Use; and (d) the License is non-transferable. All rights not expressly granted herein are reserved by the Company and its licensors. The Company may create a *** of Allspark for the specific use of the Customer with the Customer’s *** and collaterals upon mutual consent of the parties. The list of *** for which Allspark will be made available to the Customer includes ***. Further *** may be added with mutual consent of both parties and upon agreement of the commercial terms for such additional ***.

The Company Data is based upon data which is provided by third parties, the accuracy and/or completeness of which would not be possible and/or economically viable for Company to guarantee. Services also involve models and techniques based on aggregate statistical analysis, probability and predictive behavior. Company is therefore not able to accept any liability for any inaccuracy, incompleteness or other error in the Services and any failure of the Company Data to achieve any particular result for the Customer.

5.	FEES & PAYMENTS

The Company will invoice the Customer, in arrears, for usage of Allspark and *** on a monthly basis (“Fee(s)”). Invoices for Fees will be sent to the Customer every month, in arrears. Invoices will be sent to Customer’s email address provided by the Customer. Payment shall be made in full within sixty (60) days of the date of invoice.

All Fees above are exclusive of any indirect taxes and the Customer shall be solely responsible for paying all applicable taxes which may be levied or assessed in connection with the Services provided under this Agreement. To the extent that Customer is required to withhold any applicable taxes (including income tax) in connection with this Agreement, the Customer will gross up the payment owed to the Company such that Company shall receive the same amount as if such taxes had not applied.

In the event audience data segments are sold through a third party, for example a DSP or DMP, wherein monies are paid directly to the Company as the supplier, the Company must reconcile and pay any net fees directly to the Customer.

6.	TERM & TERMINATION

The T&C’s will commence on the Effective Date and shall be valid for a period of 3 (three) years from the Go-Live Date (“Initial Term”). The T&C’s will automatically renew for successive periods of 1 (one) year each (“Renewal Term”) unless either party provides the other party with written notice of at least 30 (thirty) days’ prior to the expiry of the Initial Term or Renewal Term, as the case may be, that this Agreement shall not be renewed. During the Renewal Term, either party may terminate this Agreement with three (3) months prior written notice to the other party. The Company may terminate this Agreement at any time by giving twelve (12) months written notice to the Customer once the Go-Live Date is effective. The Initial Term and the Renewal Term shall hereinafter be collectively referred to as the “Term”.

This Agreement may be terminated by the Company or the Customer in the event of a material breach of this Agreement by the other party, and such material breach continuing for a period of thirty (30) days after written notice to the breaching party of such breach.

7.	OTHER TERMS AND CONDITIONS

(a)	Rights: Subject to Section 7(b) below, the Customer acknowledges and agrees that (i) nothing in this Agreement guarantees that the Services will be free from interruption or errors, (ii) there will be periods when Service(s) is/are unavailable and cannot be accessed, (iii) the Company accepts no liability for any loss or damage the Customer may suffer or incur as a result of such unavailability at any time, and (iv) the Customer is not relieved of any of its liabilities or obligations under this Agreement for the acts, omissions, defaults and neglects of their clients. If the acts, omissions, default and neglects of the Customer or any employee or agent of the Customer results in a breach of the Customer’s obligations under this Agreement, then such acts, omissions, defaults and neglects will be treated as if they were the acts, defaults or neglects of the Customer.

(b)	SLA: The Company will provide a minimum service level which are as specified under Addendum 1.

(c)	Ownership: By signing this Agreement, the Customer irrevocably acknowledges that the Customer has no ownership interest in the Company Data and Services. Subject to any limitations associated with intellectual property rights of third parties, the Company shall own all right, title, and interest in Company Data and Services, data developed in the performance of the Services (including such derivative works so developed under this Agreement jointly with any client or partner or solely by the Company). The Customer will own data which has been imported and stored by the Customer and then enriched or modified by the Company.

IN WITNESS WHEREOF, the parties hereto have understood, agreed to and caused this Agreement to be executed in duplicate originals by their duly authorized representatives as of the latest date of signature by the parties.

NEAR PTE. LTD.		CUSTOMER

By:	/s/ Anil Mathews	By:	/s/ Kenneth Harlan
Name:	Anil Mathews	Name:	Kenneth Harlan
Title:	Founder & CEO	Title:	Founder & CEO
Date:	March 24, 2020	Date:	March 24, 2020

EXHIBIT A FEES

The Customer shall pay, the Company the following Fees for access to and use of the Allspark platform and running campaigns through ***. The Fees may only be changed or increased during the Term with the written consent of both Customer and Company.

Customer’s obligation to pay Fees is subject to Customer providing written approval on the product features specified in Exhibit B within the Go-Live Date. If the Customer does not provide the abovementioned approval within the Go-Live Date, the parties agree that the *** shall be reset to twelve (12) months from the date when Customer provides written confirmation on the product features specified in Exhibit B.

Particulars	Standard Pricing	Preferred Rate for the Customer (***)
Set-up Fees (One- Time Fees)	***	***
AudienceCards and Places	***	***
Monthly Minimum Fees (giving access to unlimited Places and AudienceCards plus running relevant campaigns on the Allspark and *** platform)	Amount of *** which the Customer will be running through Allspark, *** and ***	Up to *** per annum by end of June 2021 At least *** per annum thereafter

Note: The Customer will utilize *** rates while utilizing ***.

EXHIBIT B

PRODUCT FEATURES

***

ADDENDUM 1

SERVICE LEVEL AGREEMENT

Allspark Workflow and Service Level Agreements

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